Exhibit 99.1

Aceto Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

Aceto Announces Fiscal 2012 First Quarter Results of Operations

FINANCIAL HIGHLIGHTS:

●	Net Sales in Fiscal 2012 1st Quarter increased 15.6% from Fiscal 2011 1st Quarter sales

●	Gross Profit in Fiscal 2012 1st Quarter increased 39.4% from Fiscal 2011 comparable period

●	Non-GAAP EPS for Fiscal 2012 1st Quarter of $0.13 vs. $0.11 for Fiscal 2011 1st Quarter

PORT WASHINGTON, NY – November 3, 2011 – Aceto Corporation (NASDAQ:ACET), a global leader in the marketing and distribution of pharmaceutical intermediates and active ingredients, finished dosage form generics, nutraceutical products, agricultural protection products and specialty chemicals today announced results of operations for its fiscal 2012 first quarter ended September 30, 2011.

Net sales for the fiscal 2012 first quarter were $101.3 million, an increase of 15.6% from $87.7 million reported in the fiscal 2011 first quarter. Excluding sales from Rising Pharmaceuticals, acquired in December 2010, net sales were $91.8 million, representing an increase of 4.7%.  Gross profit increased 39.4% to $18.5 million in the 2012 fiscal quarter compared to $13.3 million in the 2011 fiscal quarter. Excluding gross profit from Rising, the company’s gross profit increased 9.2% from the fiscal 2011 first quarter.  Net income increased 8.4% to $3.0 million, or $0.11 per diluted share. Excluding a one-time charge impacting the fiscal 2012 quarter relating to the separation of certain executive management employees, we would have reported net income of $3.6 million, or $0.13 per share compared to $2.8 million or $0.11 per diluted share in the 2011 quarter.

Commenting on the results, Albert Eilender, Chairman and CEO of Aceto stated, “We are very pleased with the overall results that we have reported today.  During the period, sales in our Health Sciences segment increased 46.9% from fiscal 2011, largely the result of increased sales from our domestic Health Sciences group including the additional sales of Rising Pharmaceuticals products where we had no comparable sales in prior periods. In addition, the Health Sciences segment saw an increase in sales from our international operations, particularly in Europe and Singapore.  Sales in our Specialty Chemicals segment decreased 8.3% from the 2011 comparable period, largely the result of decreased sales of chemicals used in aroma products, and in surface coatings primarily for housing and automotive applications.  Sales in our Agricultural Protection Products segment decreased 62.2% from the 2011 comparable period as a result of the expected decrease in sales of glyphosate and lack of seasonal sales of our sprout inhibitor products, which are utilized on potato crops.”

Mr. Eilender continued, “As is evident from our last two press releases relating to a nominee for Board election, Natasha Giordano, and the appointment of Sal Guccione as our new President and COO, coupled with recent management changes; Nick Shackley as Senior Vice President Active Pharmaceutical Ingredients, and the reassignment of Frank Debenedittis as Senior Vice President of Business Development, this has been a very busy quarter for the Company.  We maintained the focus on the daily business activities while taking steps to strengthen both our management team and Board in order to position the Company for future growth.”

“In addition, two of our departing executives who were key to our past growth, President Vince Miata and Vice President of Administration Terry Steinberg, each of whom had been with the Company for more than 30 years are wished success in their future endeavors.”

CONFERENCE CALL

Albert Eilender, Ronald Gold and Douglas Roth will conduct a conference call at 9:00 a.m. ET on Friday, November 4, 2011 to discuss our operating results for the fiscal 2012 first quarter.  Interested parties may participate in the call by dialing 800-447-0521(847-413-3238 for international callers) – please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID # 31004369).  The conference call will also be webcast live via the Investor Relations section of our website, www.aceto.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The conference call will be archived on the Company’s website, and a recorded phone replay will also be available from 1:00 p.m. ET on Friday November 4, 2011 until 5:00 p.m. ET on Monday November 7, 2011.  Dial 888-843-7419 (630-652-3042 for international callers) and enter the code 31004369 for the phone replay.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the marketing and distribution of pharmaceutical intermediates and active ingredients, finished dosage form generics, nutraceutical products, agricultural protection products and specialty chemicals.  With business operations in ten countries, Aceto distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical consuming industries.  Aceto’s global operations, including a staff of 26 in China and 12 in India are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of Aceto’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that Aceto may make, or projections involving anticipated revenues, earnings or other aspects of Aceto’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   Aceto cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond Aceto’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in Aceto’s reports filed with the Securities and Exchange Commission, including, but not limited to, Aceto’s Annual Report or Form 10-K for the fiscal year ended June 30, 2011 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect Aceto’s results of operations and whether forward-looking statements made by Aceto ultimately prove to be accurate.  Aceto’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  Aceto undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

For information contact:
Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com

Aceto Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited)
	Three Months Ended
	September 30,
	2011	2010
Net sales	$101,317	$87,660
Cost of sales	82,798	74,373
Gross profit	18,519	13,287
Gross profit %	18.28%	15.16%

Selling, general and
administrative expenses	13,569	9,597
Operating income	4,950	3,690

Other (expense) income, net of interest expense	(211)	560

Income before income taxes	4,739	4,250
Income tax provision	1,706	1,453
Net income	$3,033	$2,797

Net income per common share	$0.11	$0.11

Diluted net income per common share	$0.11	$0.11

Weighted average shares outstanding:
Basic	26,476	25,329
Diluted	26,635	25,506

Aceto Corporation
Consolidated Balance Sheets
(in thousands, except per-share amounts)

	September 30, 2011	June 30, 2011
	(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$32,186	$28,664
Investments	844	943
Trade receivables: less allowances for doubtful
accounts: Sept. 30, 2011 $671; and June 30, 2011 $682	65,925	83,735
Other receivables	3,834	5,373
Inventory	74,903	77,433
Prepaid expenses and other current assets	2,216	1,720
Deferred income tax asset, net	517	747

Total current assets	180,425	198,615

Property and equipment, net	11,809	12,095
Property held for sale	3,752	3,752
Goodwill	33,568	33,625
Intangible assets, net	49,190	50,658
Deferred income tax asset, net	3,477	3,477
Other assets	10,134	9,443

Total Assets	$292,355	$311,665

Liabilities and Shareholders' Equity

Current liabilities:
Current portion of long-term debt	$6,197	$6,247
Accounts payable	32,998	44,614
Accrued expenses	25,372	32,019
Deferred income tax liability	-	306
Total current liabilities	64,567	83,186

Long-term debt	47,200	48,750
Long-term liabilities	13,360	12,859
Environmental remediation liability	5,811	5,998
Deferred income tax liability	45	51
Total liabilities	130,983	150,844

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value:
(40,000 shares authorized; 26,705 and 26,644 shares issued;
26,705 and 26,620 shares outstanding at
Sept. 30, 2011 and June 30, 2011, respectively)	267	266
Capital in excess of par value	62,448	62,329
Retained earnings	93,746	90,713
Treasury stock, at cost:
(0 and 24 shares at Sept. 30, 2011 and
June 30, 2011, respectively)	-	(230)
Accumulated other comprehensive income	4,911	7,743
Total shareholders' equity	161,372	160,821

Total liabilities and shareholders' equity	$292,355	$311,665

Aceto Corporation
Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)
(in thousands, except per share amounts)

	(unaudited) Three Months Ended September 30, 2011	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2011	(unaudited) Three Months Ended September 30, 2010	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2010

Net income, as reported	$3,033	$0.11	$2,797	0.11

Adjustments:
Separation charges	884	0.03	-	-

Adjusted income excluding charges	3,917	0.14	2,797	0.11
Adjustments to provision for income taxes	345	0.01	-	-

Adjusted net income (Non-GAAP)	$3,572	$0.13	$2,797	$0.11

Diluted weighted average shares outstanding	26,635	26,635	25,506	25,506

NOTE: Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units.